EXHIBIT 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated May 8, 2001, accompanying the consolidated statements of earnings, cash flows and stockholders’ equity of Kent Electronics Corporation and Subsidiaries for the year ended March 31, 2001, which is included in the Annual Report on Form 10-K of Avnet, Inc. and Subsidiaries for its fiscal year ended June 27, 2003. We hereby consent to the incorporation by reference of said report into this Registration Statement.

/s/ Grant Thornton LLP

Houston, Texas
January 19, 2004